Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-266536

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 4, 2022)

Up to 40,000,000 Shares

Class A Common Stock

We have entered into an equity distribution agreement (the “Distribution Agreement”) with Citigroup Global Markets Inc., Barclays Capital Inc., B. Riley Securities, Inc. and Goldman Sachs & Co. LLC, as our sales agents (the “sales agents”), relating to the shares of our Class A common stock, par value $0.01 (the “Class A common stock”) offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Distribution Agreement, we may, through our sales agents, offer and sell from time to time up to 40,000,000 shares of our Class A common stock. The sales agents may act as agents on our behalf or purchase shares of our Class A common stock as principals.

Sales, if any, of our Class A common stock, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including by sales made directly on or through the New York Stock Exchange (”NYSE”) or another market for our Class A common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at negotiated prices, through a combination of any such methods of sale, or as otherwise agreed with the sales agents. The sales agents may also sell our Class A common stock by any other method permitted by law. We will submit orders to only one (1) sales agent relating to the sale of shares of our Class A common stock on any given day. Subject to the terms and conditions of the Distribution Agreement, the sales agents will use their commercially reasonable efforts, consistent with their normal trading and sales practices, to sell on our behalf the designated shares of Class A common stock. We may instruct the sales agents not to sell any shares of Class A common stock if the sales cannot be effected at or above the price designated by us in any such instruction.

We also may sell shares of our Class A common stock to the sales agents, as principals for their own accounts, including a block trade, at a price per share of our Class A common stock agreed upon at the time of sale. If we sell shares of Class A common stock to the sales agents, as principals, we will enter into a separate terms agreement with the sales agents, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

We will pay the sales agents compensation of 2.5% of the gross sales price per share of our Class A common stock sold through them as our agents under the Distribution Agreement. In connection with the sale of shares of Class A common stock on our behalf, the sales agents will each be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agents will be deemed to be underwriting commissions or discounts.

Our Class A common stock is listed on the NYSE under the symbol “AMC.” The market prices and trading volume of our shares of Class A common stock have been and may continue to be subject to wide fluctuations in response to numerous factors, many of which are beyond our control, which could cause purchasers of our Class A common stock to incur substantial losses. All references in this prospectus supplement to the number of shares, trading volume and price per share of our Class A common stock have been adjusted to reflect the Reverse Stock Split on a retroactive basis, unless otherwise noted.

During 2023, the market price of our Class A common stock has fluctuated from an intra-day low on the NYSE of $10.72 per share on August 29, 2023 to an intra-day high on the NYSE of $85.30 on February 28, 2023. The last reported sale price of our Class A common stock on the NYSE on September 5, 2023, was $13.64 per share. During 2023, according to the NYSE, daily trading volume for our Class A common stock ranged from approximately 771,720 to 55,170,300 shares. The extreme fluctuations in the market price and trading volume of our Class A common stock in recent years have been accompanied by reports of strong and atypical retail investor interest, including on social media and online forums. While the market prices of our Class A common stock may respond to developments regarding our liquidity, operating performance and prospects and developments regarding our industry, we believe that volatility and our current market prices also reflect market and trading dynamics unrelated to our underlying business, or macro or industry fundamentals, and we do not know how long these dynamics will last. Within the last seven business days, the market price of our Class A common stock has fluctuated from an intra-day low on the NYSE of $10.72 on August 29, 2023 to an intra-day high of $16.60 on August 24, 2023. We have made no disclosure regarding a change to our underlying business during that period. Under the circumstances, we caution you against investing in our Class A common stock, unless you are prepared to incur the risk of losing all or a substantial portion of your investment. See “Risk Factors — Risks Related to This Offering.”

Settlement of any sales of our Class A common stock will occur on the second business day following the date on which such sales were made (or such earlier day as is industry practice for regular-way trading). There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our Class A common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agents may agree.

Investing in our Class A common stock is highly speculative and involves risks. You should carefully read and consider the risk factors included in this prospectus supplement, in our periodic reports, in the accompanying prospectus and in any other documents we file with the U.S. Securities and Exchange Commission (the “SEC”). See the sections entitled “Risk Factors” below on page S-10, in our other filings with the SEC and in the accompanying prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Citigroup	Barclays	B. Riley Securities	Goldman Sachs & Co. LLC

The date of this prospectus supplement is September 6, 2023.

TABLE OF CONTENTS

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On August 4, 2022, we filed with the SEC a registration statement on Form S-3 utilizing a shelf registration process related to the securities described in this prospectus supplement, which was automatically declared effective upon filing.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information in the accompanying prospectus or incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein as described under “Where You Can Find More Information; Incorporation of Documents by Reference,” and any free writing prospectus that we prepare and distribute.

We have not, and the sales agents have not, authorized anyone to provide you with information other than that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus related hereto that we may authorize to be delivered to you. If given or made, any such other information or representation should not be relied upon as having been authorized by us. We may only offer to sell, and seek offers to buy any securities in jurisdictions where offers and sales are permitted.

This prospectus supplement and the accompanying prospectus and any other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should assume that the information in this prospectus supplement, the accompanying prospectus or any other offering materials is only accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless otherwise indicated. Our business, financial condition, results of operations and prospects may have changed since such date.

Unless we state otherwise, references to “we,” “us,” “our,” the “Company” or “AMC” refer to AMC Entertainment Holdings, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION;
INCORPORATION OF DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us and other issuers that file electronically with the SEC, at http://www.sec.gov. Our SEC filings are also available free of charge at our website (www.amctheatres.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus supplement, the information on our website is not, and should not be deemed to be, a part of, or incorporated by reference into this prospectus supplement.

This prospectus supplement contains summaries of certain of our agreements. The descriptions contained in this prospectus supplement of these agreements do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements.

The SEC allows “incorporation by reference” into this prospectus supplement of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus supplement and any information filed by us with the SEC subsequent to the date of this prospectus supplement automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC (excluding any documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our annual report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023 and the amendment to our annual report on Form 10-K, filed with the SEC on April 28, 2023 (together, the “Annual Report”);

•	our quarterly reports on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 5, 2023 and for the quarterly period ended June 30, 2023 filed with the SEC on August 8, 2023 (each, a “Quarterly Report”);

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on February 14, 2023;

•	our Current Reports on Form 8-K filed with the SEC on January 25, 2023, February 9, 2023 (as amended by the Form 8-K filed on February 13, 2023), March 9, 2023, March 14, 2023, April 3, 2023, April 6, 2023, May 8, 2023, August 14, 2023 (both filings on such date) August 24, 2023 and August 25, 2023; and

•	the description of our Class A common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 17, 2013, pursuant to the Exchange Act, and any amendment or report filed for the purpose of further updating such description.

We incorporate by reference any filings made by us with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus supplement from the respective dates of filing of those documents.

This prospectus supplement and any accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus supplement or any accompanying prospectus or free writing prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s website, as provided above.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus supplement. You should direct requests for documents to:

AMC Entertainment Holdings, Inc.

One AMC Way

11500 Ash Street

Leawood, Kansas 66211

(913) 213-2000

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus supplement, the documents that are incorporated by reference in this prospectus supplement and other written or oral statements made by or on behalf of AMC may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements may be identified by the use of words such as “may,” “will,” “forecast,” “estimate,” “project,” “intend,” “plan,” “expect,” “should,” “believe” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions and speak only as of the date on which it is made. Examples of forward-looking statements include statements we make regarding the impact of COVID-19, future attendance levels and our liquidity. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including those discussed in “Risk Factors”, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

•	the risks and uncertainties relating to the sufficiency of our existing cash and cash equivalents and available borrowing capacity to comply with the minimum liquidity requirement under our debt covenants related to borrowings pursuant to the Senior Secured Revolving Credit Facility (as defined in the Annual Report), fund operations, and satisfy obligations including cash outflows for deferred rent and planned capital expenditures currently and through the next twelve months. In order to achieve net positive operating cash flows and long-term profitability, operating revenues will need to increase from current levels to levels in line with pre-COVID-19 operating revenues. However, there remain significant risks that may negatively impact operating revenues and attendance levels, including changes to movie studios release schedules and direct to streaming or other changing movie studio practices. If we are unable to achieve increased levels of attendance and operating revenues, we may be required to obtain additional liquidity. If such additional liquidity is not obtained or insufficient, we likely would seek an in-court or out-of-court restructuring of our liabilities, and in the event of such future liquidation or bankruptcy proceeding, holders of our Class A common stock and other securities would likely suffer a total loss of their investment;

•	the impact of COVID-19 upon the operations of the exhibition industry; the practices of distributors; and the changing movie-going behavior of consumers;

•	increased use of alternative film delivery methods including premium video on demand, streaming platforms, or other forms of entertainment;

•	the risk that the North American and international box office in the near term will not recover sufficiently, resulting in higher cash burn and the need to seek additional financing;

•	risks and uncertainties relating to our significant indebtedness, including our borrowings and our ability to meet our financial maintenance and other covenants;

•	shrinking exclusive theatrical release windows or release of movies to theatrical exhibition and streaming platforms on the same date, and the theatrical release of fewer movies;

•	the seasonality of our revenue and working capital, which are dependent upon the timing of motion picture releases by distributor, such releases being seasonal and resulting in higher attendance and revenues generally during the summer months and holiday seasons;

•	intense competition in the geographic areas in which we operate among exhibitors, streaming platforms, or from other forms of entertainment;

•	certain covenants in the agreements that govern our indebtedness may limit our ability to take advantage of certain business opportunities and limit or restrict our ability to pay dividends, pre-pay debt, and also to refinance debt and to do so at favorable terms;

•	risks relating to impairment losses, including with respect to goodwill and other intangibles, and theatre and other closure charges;

•	risks relating to motion picture production, promotion, marketing, and performance, including labor stoppages affecting the production, supply and release schedule of theatrical motion picture content, including, but not limited to, the Writers Guild of America strike that began on May 2, 2023 and the Screen Actors Guild – American Federation of Television and Radio Artists strike that began on July 14, 2023;

•	general and international economic, political, regulatory, social and financial market conditions, including potential economic recession, inflation, the financial stability of the banking industry, and other risks that may negatively impact discretionary income and our operating revenues and attendance levels;

•	our lack of control over distributors of films;

•	limitations on the availability of capital or poor financial results may prevent us from deploying strategic initiatives;

•	an issuance of preferred stock could dilute the voting power of the common stockholders and adversely affect the market value of our Class A common stock;

•	limitations on the authorized number of Class A common stock shares could in the future prevent us from raising additional capital through Class A common stock issuances;

•	our ability to achieve expected synergies, benefits and performance from our strategic initiatives;

•	our ability to refinance our indebtedness on terms favorable to us or at all;

•	our ability to optimize our theatre circuit through new construction, the transformation of our existing theatres, and strategically closing underperforming theatres may be subject to delay and unanticipated costs;

•	failures, unavailability or security breaches of our information systems;

•	our ability to utilize interest expense deductions will be limited annually due to Section 163(j) of the Internal Revenue Code as amended by the Tax Cuts and Jobs Act of 2017;

•	our ability to recognize interest deduction carryforwards, net operating loss carryforwards and other tax attributes to reduce our future tax liability;

•	our ability to recognize certain international deferred tax assets which currently do not have a valuation allowance recorded;

•	review by antitrust authorities in connection with acquisition opportunities;

•	risks relating to the incurrence of legal liability, including costs associated with the ongoing securities class action lawsuits;

•	dependence on key personnel for current and future performance and our ability to attract and retain senior executives and other key personnel, including in connection with any future acquisitions;

•	increased costs in order to comply or resulting from a failure to comply with governmental regulation, including the General Data Protection Regulation and all other current and pending privacy and data regulations in the jurisdictions where we have operations;

•	supply chain disruptions may negatively impact our operating results;

•	the availability and/or cost of energy, particularly in Europe;

•	the dilution caused by recent and potential future sales of our Class A common stock, including the AMC Preferred Equity Unit Conversion;

•	the market price and trading volume of our shares of Class A common stock has been and may continue to be volatile, and purchasers of our securities could incur substantial losses;

•	future offerings of debt, which would be senior to our Class A common stock for purposes of distributions or upon liquidation, could adversely affect the market price of our Class A common stock;

•	the potential for political, social, or economic unrest, terrorism, hostilities, cyber-attacks or war, including the conflict between Russia and Ukraine and that Sweden and Finland (countries where we operate approximately 100 theatres) have either signed or completed accession protocols. Their accession could cause a deterioration in the relationship each country has with Russia;

•	the potential impact of financial and economic sanctions on the regional and global economy, or widespread health emergencies, such as COVID-19 or other pandemics or epidemics, causing people to avoid our theatres or other public places where large crowds are in attendance;

•	anti-takeover protections in our Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our amended and restated bylaws (the “bylaws”) may discourage or prevent a takeover of our Company, even if an acquisition would be beneficial to our stockholders; and

•	other risks and uncertainties identified in this prospectus supplement and in the documents incorporated herein by reference.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but not exhaustive. In addition, new risks and uncertainties may arise from time to time. Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty and we caution accordingly against relying on forward-looking statements.

Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in this prospectus supplement under “Risk Factors”, as well as those set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 1A. Risk Factors” in the Annual Report (as defined in “Where You Can Find More Information; Incorporation of Documents By Reference” in this prospectus supplement), “Item 1A. Risk Factors” in our Quarterly Report for the period ended June 30, 2023 and subsequent reports filed by us with the SEC, including on Form 8-K. Because of the foregoing, you are cautioned against relying on forward-looking statements, which speak only as of the date hereof. We do not undertake to update any of these statements in light of new information or future events, except as required by applicable law.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This summary sets forth the material terms of this offering, but does not contain all of the information you should consider before investing in the Class A common stock. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision to purchase our Class A common stock, especially the risks of investing in the Class A common stock discussed in the section titled “Risk Factors” in this prospectus supplement as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus.

THE COMPANY

We are the world’s largest theatrical exhibition company and an industry leader in innovation and operational excellence. Over the course of our 100+ year history, we have pioneered many of the theatrical exhibition industry’s most important innovations. We introduced Multiplex theatres in the 1960s and the North American stadium-seated Megaplex theatre format in the 1990s. Most recently, we continued to innovate and evolve the movie-going experience with the deployment of our theatre renovations featuring plush, powered recliner seating and the launch of our U.S. subscription loyalty tier, AMC Stubs® A-List. Our growth has been driven by a combination of organic growth through reinvestment in our existing assets and through the acquisition of some of the most significant companies in the theatrical exhibition industry.

We were incorporated under the laws of the state of Delaware on June 6, 2007. We maintain our principal executive offices at One AMC Way, 11500 Ash Street, Leawood, Kansas 66211 and our telephone number is (913) 213-2000. Our corporate website address is www.amctheatres.com. Our website and the information contained on, or that can be accessed through, the website is not incorporated by reference in, and is not part of, this prospectus supplement. You should not rely on any such information in making your decision whether to purchase shares of our Class A common stock.

Recent Developments

Shareholder Litigation, Reverse Stock Split and Conversion

As previously disclosed, on April 3, 2023, we entered into a binding settlement term sheet with the Plaintiffs in the case In re AMC Entertainment Holdings, Inc. Stockholder Litigation (the “Shareholder Litigation”) to settle that litigation, which, among other things, provided that the parties would jointly request that the status quo order entered by the court in the Shareholder Litigation (the “Status Quo Order”) be lifted.

On April 27, 2023, we entered into the Settlement Agreement with the Plaintiffs, which fully memorialized the settlement that the parties agreed to in the term sheet.

The Status Quo Order was lifted on August 11, 2023 which allowed the Company to file the amendment to its Third Amended and Restated Certificate of Incorporation (the “Charter Amendment”), which was previously approved by the Company’s stockholders at the special meeting of the Company’s stockholders held on March 14, 2023 (the “Special Meeting”), to (a) increase the total number of authorized shares of the Class A common stock from 524,173,073 to 550,000,000 shares of Class A common stock (the “Share Increase”) and (b) effectuate a reverse stock split at a ratio of one share of Class A common stock for every ten shares of Class A common stock (the “Reverse Stock Split”), in each case, effective as of August 24, 2023. The Reverse Stock Split together with the Share Increase permitted the conversion (the “Conversion”) of the Company’s AMC Preferred Equity Units (“AMC Preferred Equity Units”) into shares of the Class A common stock.

On August 14, 2023, we filed the Charter Amendment to effect the Share Increase and Reverse Stock Split as of 12:01 a.m. Eastern Time on August 24, 2023. Our Class A common stock began trading on NYSE on a split-adjusted basis at the start of trading on August 24, 2023.

On August 16, 2023, an objector filed a notice of interlocutory appeal with the Delaware Supreme Court and a motion for a status quo order delaying the Charter Amendment pending the appeal. On August 21, 2023, the Delaware Supreme Court denied the motion for a status quo order. On August 22, 2023, the Delaware Supreme Court granted the objector's motion to voluntarily dismiss her interlocutory appeal without prejudice.

On August 25, 2023, each AMC Preferred Equity Unit (by virtue of its interest in the underlying Series A Convertible Participating Preferred Stock) converted into 1/10th or 0.10 shares of Class A common stock and no longer trades on the NYSE.

In order to settle the Shareholder Litigation, allow the Status Quo Order to be lifted, and permit the Conversion of AMC Preferred Equity Units into Class A common stock to proceed, the Company agreed to make a settlement payment to the record holders of the Class A common stock as of the time that the Reverse Stock Split became effective (the “Settlement Class Time”). The settlement payment consisted of one share of Class A common stock for every 7.5 shares of Class A common stock owned by such record holders as of the Settlement Class Time (after giving effect to the Reverse Stock Split) (the “Settlement Payment”). Based on 51,919,238 shares of Class A common stock held by the Plaintiffs’ class as of August 24, 2023, an aggregate of 6,897,018 shares of Class A common stock were issued as the Settlement Payment. As of September 6, 2023, based on a total of 158,356,898 shares of Class A common stock outstanding immediately after giving effect to the Settlement Payment, the shares issued as the Settlement Payment represented approximately 4.4% of the outstanding Class A common stock on a pro forma basis.

AMC Preferred Equity Unitholder Litigation

On August 14, 2023, a putative class action captioned Simons v. AMC Entertainment Holdings, Inc., C.A. No. 2023-0835-MTZ was filed against the Company in the Delaware Court of Chancery. The action alleges that the consideration to be paid in the settlement of the Shareholder Litigation violates the Certificate of Designations governing the Series A Convertible Participating Preferred Stock underlying the AMC Preferred Equity Units. The action asserts claims for declaratory judgment, injunctive relief, and breach of contract.

THE OFFERING

Issuer	AMC Entertainment Holdings, Inc.

Securities Offered by Us	Up to 40,000,000 shares of Class A common stock.

Class A Common Stock to be Outstanding after this Offering	Up to 198,356,898 shares of our Class A common stock.

Manner of Offering	“At the market offering” that may be made from time to time through our sales agents, Citigroup Global Markets Inc., Barclays Capital Inc., B. Riley Securities, Inc. and Goldman Sachs & Co. LLC. See “Plan of Distribution” on page S-27.

Use of Proceeds	We intend to use the net proceeds, if any, from the sale of our Class A common stock offered by this prospectus supplement to bolster our liquidity, to repay, refinance, redeem or repurchase our existing indebtedness (including expenses, accrued interest and premium, if any) and for general corporate purposes. See “Use of Proceeds” on page S-16.

Material U.S. Federal Income Tax Consequences	For a discussion of the material U.S. federal income tax consequences to U.S. holders and non-U.S. holders (each as defined below) of the purchase, ownership and disposition of our Class A common stock, see “Material U.S. Federal Income Tax Consequences” on page S-23.

Risk Factors	Investing in our Class A common stock is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page S-10, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our Class A common stock.

NYSE Symbol	The Class A common stock is listed on the NYSE under the symbol “AMC.”

RISK FACTORS

Investing in our Class A common stock is highly speculative and involves a high degree of risk. You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors” in our Annual Report and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports and Current Reports, all of which is incorporated by reference into this prospectus supplement, the accompanying prospectus and in any other documents incorporated into this prospectus supplement or the accompanying prospectus by reference. We expect to update these Risk Factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus supplement. These updated risk factors will be incorporated by reference in this prospectus supplement and the accompanying prospectus. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement or in the accompanying prospectus. For more information, see the section entitled “Where You Can Find More Information; Incorporation of Documents by Reference” above. These risks could materially affect our business, results of operations or financial condition and affect the value of our Class A common stock. You could lose all or part of your investment. Additionally, the risks and uncertainties discussed in this prospectus supplement or in any document incorporated by reference into this prospectus supplement are not the only risks and uncertainties that we face, and additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.

Risks Related to This Offering

There has been significant recent dilution and there may continue to be additional future dilution of our Class A common stock, which could adversely affect the market price of shares of our Class A common stock.

From January 1, 2020 through August 24, 2023, prior to the Reverse Stock Split, the outstanding shares of our Class A common stock have increased by 467,112,312 shares (on a pre-Reverse Stock Split and pre-Conversion basis) in a combination of at-the-market sales, conversion of Class B common stock, conversion of notes, exchanges of notes, transaction fee payments, and equity grant vesting. On March 14, 2023, the Company held the Special Meeting and obtained the requisite stockholder approval for the Charter Amendment and on August 14, 2023 we filed the amendment to our Certificate of Incorporation implementing the Charter Amendment effective as of August 24, 2023. Accordingly, in accordance with the Charter Amendment, we increased the total number of authorized shares of Class A common stock from 524,173,073 to 550,000,000 shares of Class A common stock and effectuated a reverse stock split at a ratio of one share of Class A common stock for every ten shares of Class A common stock outstanding. In accordance with the terms of the Certificate of Designations governing the Series A Convertible Participating Preferred Stock, following the effectiveness of the Charter Amendment all outstanding shares of our Series A Convertible Participating Preferred Stock converted into 99,540,642 shares of Class A common stock. As of September 6, 2023, there were 158,356,898 shares of Class A common stock issued and outstanding. We expect to issue additional shares of Class A common stock, including pursuant to this prospectus supplement, to raise cash to bolster our liquidity, to repay, refinance, redeem or repurchase indebtedness (including expenses, accrued interest and premium, if any), for working capital, to finance strategic initiatives and future acquisitions or for other purposes. We may also issue preferred equity securities or securities convertible into, or exchangeable for, or that represent the right to receive, shares of Class A common stock or acquire interests in other companies, or other assets by using a combination of cash and shares of Class A common stock, or just shares of Class A common stock. Additionally, vesting under our equity compensation programs results in the issuance of new shares of Class A common stock and shares withheld to cover tax withholding obligations upon vesting remain available for future grants. Any of these events may dilute the ownership interests of current stockholders, reduce our earnings per share or have an adverse effect on the price of our shares of Class A common stock.

The market price and trading volume of our shares of Class A common stock have experienced, and may continue to experience, extreme volatility, which could cause purchasers of our Class A common stock to incur substantial losses.

The market prices and trading volume of our shares of Class A common stock have experienced, and may continue to experience, extreme volatility, which could cause purchasers of our Class A common stock to incur substantial losses. For example, during 2023, as adjusted for the Reverse Stock Split, the market price of our Class A common stock has fluctuated from an intra-day low on the NYSE of $10.72 per share on August 29, 2023 to an intra-day high on the NYSE of $85.30 on February 28, 2023. The last reported sale price of our Class A common stock on the NYSE on September 5, 2023, was $13.64 per share. During 2023 to date, daily trading volume ranged from approximately 771,720 to 55,170,300 shares.

We believe that the recent volatility and our current market prices reflect market and trading dynamics unrelated to our underlying business, or macro or industry fundamentals, and we do not know how long these dynamics will last. Under the circumstances, we caution you against investing in our Class A common stock, unless you are prepared to incur the risk of losing all or a substantial portion of your investment.

Extreme fluctuations in the market price of our Class A common stock have been accompanied by reports of strong and atypical retail investor interest, including on social media and online forums. The market volatility and trading patterns we have experienced create several risks for investors, including the following:

•	the market prices of our Class A common stock have experienced and may continue to experience rapid and substantial increases or decreases unrelated to our operating performance or prospects, or macro or industry fundamentals, and substantial increases may be significantly inconsistent with the risks and uncertainties that we continue to face;

•	factors in the public trading market for our Class A common stock may include the sentiment of retail investors (including as may be expressed on financial trading and other social media sites and online forums), the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our Class A common stock and any related hedging and other trading factors;

•	our market capitalization, as implied by various trading prices, currently reflects valuations that are significantly higher than our market capitalization immediately prior to the COVID-19 pandemic, and to the extent these valuations reflect trading dynamics unrelated to our financial performance or prospects, purchasers of our Class A common stock could incur substantial losses if there are declines in market prices driven by a return to earlier valuations;

•	to the extent volatility in our Class A common stock is caused, or may from time to time be caused, as has widely been reported, by a “short squeeze” in which coordinated trading activity causes a spike in the market price of our Class A common stock as traders with a short position make market purchases to avoid or to mitigate potential losses, investors purchase at inflated prices unrelated to our financial performance or prospects, and may thereafter suffer substantial losses as prices decline once the level of short-covering purchases has abated; and

•	if the market prices of our Class A common stock declines, you may be unable to resell your shares of Class A common stock at or above the price at which you acquired them. We cannot assure you that the equity issuance of our Class A common stock will not fluctuate or decline significantly in the future, in which case you could incur substantial losses.

We may continue to incur rapid and substantial increases or decreases in the market prices of our Class A common stock in the foreseeable future that may not coincide in timing with the disclosure of news or developments by or affecting us. Accordingly, the market price of our shares of Class A common stock may fluctuate dramatically, and may decline rapidly, regardless of any developments in our business. Overall, there are various factors, many of which are beyond our control, that could negatively affect the market price of our Class A common stock or result in fluctuations in the price or trading volume of our Class A common stock, including:

•	the ongoing impacts relating to the COVID-19 pandemic on our industry;

•	actual or anticipated variations in our annual or quarterly results of operations, including our earnings estimates and whether we meet market expectations with regard to our earnings;

•	our current inability to pay dividends or other distributions;

•	publication of research reports by analysts or others about us or the motion picture exhibition industry, which may be unfavorable, inaccurate, inconsistent or not disseminated on a regular basis;

•	changes in market interest rates that may cause purchasers of our shares to demand a different yield;

•	changes in market valuations of similar companies;

•	market reaction to any additional equity, debt or other securities that we may issue in the future, and which may or may not dilute the holdings of our existing stockholders;

•	additions or departures of key personnel;

•	actions by institutional or significant stockholders;

•	short interest in our securities and the market response to such short interest;

•	dramatic increase or decrease in the number of individual holders of our Class A common stock and their participation in social media platforms targeted at speculative investing;

•	speculation in the press or investment community about our company or industry;

•	strategic actions by us or our competitors, such as acquisitions or other investments;

•	legislative, administrative, regulatory or other actions affecting our business or our industry, including positions taken by the Internal Revenue Service (“IRS”);

•	strategic actions taken by motion picture studios, such as the shuffling of film release dates;

•	investigations, proceedings, or litigation that involve or affect us;

•	the occurrence of any of the other risk factors included or incorporated by reference in our Annual Report; and

•	general market and economic conditions.

A “short squeeze” due to a sudden increase in demand for shares of our Class A common stock that largely exceeds supply and/or focused investor trading in anticipation of a potential short squeeze have led to, may be currently leading to, and could again lead to, extreme price volatility in shares of our Class A common stock.

Investors may purchase shares of our Class A common stock to hedge existing exposure or to speculate on the price of our Class A common stock. Speculation on the price of our Class A common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our Class A common stock available for purchase on the open market, investors with short exposure may have to pay a premium to repurchase shares of our Class A common stock for delivery to lenders of our Class A common stock. Those repurchases may, in turn, dramatically increase the price of shares of our Class A common stock until additional shares of our Class A common stock are available for trading or borrowing. This is often referred to as a “short squeeze.” A large proportion of our Class A common stock has been in the past and may be traded in the future by short sellers, which may increase the likelihood that our Class A common stock will be the target of a short squeeze, and there is widespread speculation that the trading price of our Class A common stock is or has been from time to time the result of a short squeeze. A short squeeze and/or focused investor trading in anticipation of a short squeeze have led to, may be currently leading to, and could again lead to volatile price movements in shares of our Class A common stock that may be unrelated or disproportionate to our operating performance or prospects and, once investors purchase the shares of our Class A common stock necessary to cover their short positions, or if investors no longer believe a short squeeze is viable, the price of our Class A common stock may rapidly decline. Investors that purchase shares of our Class A common stock during a short squeeze may lose a significant portion of their investment. Investors that purchase in anticipation of a short squeeze that is never realized may also lose a significant portion of their investment. Under the circumstances, we caution you against investing in our Class A common stock, unless you are prepared to incur the risk of losing all or a substantial portion of your investment.

Negative sentiment among AMC’s retail stockholder base could have a material adverse impact on the market price of the Class A common stock and your investment therein.

Some of our retail investors have referred to themselves as “Apes” on social media and in other forums. Self-proclaimed “Apes” are widely viewed as playing a significant role in the market dynamics that have resulted in substantial increases and volatility in the market prices of AMC’s Class A common stock and other so-called “meme” stocks. See “— The market price and trading volume of our shares of Class A common stock have experienced, and may continue to experience, extreme volatility, which could cause purchasers of our Class A common stock to incur substantial losses.” While AMC and its management have actively sought to foster positive relationships with its significant retail stockholder base as the owners of AMC, and while AMC’s retail stockholder base has been credited favorably with assisting AMC in raising significant capital in the past, there is no guarantee that AMC will be able to continue to benefit from support from its retail stockholder base in the future. If investor sentiment turns negative, including as a result of this at-the-market offering or this prospectus supplement, this could have a material adverse impact on the market price of our Class A common stock.

Information available in public media that is published by third parties, including blogs, articles, online forums, message boards and social and other media may include statements not attributable to the Company and may not be reliable or accurate.

We have received, and may continue to receive, a high degree of media coverage that is published or otherwise disseminated by third parties, including blogs, articles, online forums, message boards and social and other media. This includes coverage that is not attributable to statements made by our directors, officers or employees. You should read carefully, evaluate and rely only on the information contained in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus or incorporated documents filed with the SEC in determining whether to purchase our shares of Class A common stock. Information provided by third parties may not be reliable or accurate and could materially impact the trading price of our Class A common stock, which could cause losses to your investments.

The Class A common stock offered hereby will be sold in “at the market offerings”, and investors who buy shares at different times will likely pay different prices.

Investors who purchase our Class A common stock in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of Class A common stock sold, if any, and there is no minimum or maximum sales price, other than one that may be set by us. Investors may experience a decline in the value of their Class A common stock as a result of sales made at prices lower than the prices they paid.

The actual number of Class A common stock we will issue under the Distribution Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Distribution Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the sales agents at any time throughout the term of the Distribution Agreement. The number of shares of Class A common stock that are sold by the sales agents after delivering a sales notice will fluctuate based on the market price of the Class A common stock during the sales period and limits we set with the sales agents and therefore, it is not possible at this stage to predict the number of shares of Class A common stock that will be ultimately issued.

Future offerings of debt, which would be senior to our Class A common stock upon liquidation, and/or other preferred equity securities, which may be senior to our Class A common stock for purposes of distributions or upon liquidation, could adversely affect the market price of our Class A common stock.

In the future, we may attempt to increase our capital resources by making additional offerings of debt or preferred equity securities, including convertible or non-convertible senior or subordinated notes, convertible or non-convertible preferred stock, medium-term notes and trust preferred securities, to raise cash or bolster our liquidity, to repay, refinance, redeem or repurchase indebtedness (including expenses, accrued interest and premium, if any), for working capital, to finance strategic initiatives and future acquisitions or for other purposes. Upon liquidation, holders of our debt securities and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our Class A common stock. In addition, any additional preferred stock we may issue could have a preference on liquidating distributions or a preference on distribution payments that could limit our ability to make a distribution to the holders of our Class A common stock. Since our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings potentially reducing the market price of our Class A common stock.

Anti-takeover protections in our Certificate of Incorporation and our bylaws may discourage or prevent a takeover of our Company, even if an acquisition would be beneficial to our stockholders.

Provisions contained in our Certificate of Incorporation and bylaws, as amended, as well as provisions of the Delaware General Corporation Law (the “DGCL”) delay or make it more difficult to remove incumbent directors or for a third party to acquire us, even if a takeover would benefit our stockholders. These provisions include:

•	a classified board of directors;

•	the sole power of a majority of the board of directors to fix the number of directors;

•	limitations on the removal of directors;

•	the sole power of the board of directors to fill any vacancy on the board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise;

•	the ability of our board of directors to designate one or more series of preferred stock and issue shares of preferred stock without stockholder approval; and

•	the inability of stockholders to call special meetings.

Our issuance of shares of preferred stock could delay or prevent a change of control of our company. Our board of directors (the “AMC Board”) has the authority to cause us to issue, without any further vote or action by the stockholders, up to 50,000,000 shares of preferred stock, par value $0.01 per share, in one or more series, to designate the number of shares constituting any series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, voting rights, rights and terms of redemption, redemption price or prices and liquidation preferences of such series. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders, even where stockholders are offered a premium for their shares. As of September 6, 2023, 50,000,000 shares of preferred stock are authorized and available for issuance.

Our incorporation under Delaware law, the ability of the AMC Board to create and issue a new series of preferred stock or a stockholder rights plan and certain other provisions of our Certificate of Incorporation and bylaws, as amended, could impede a merger, takeover or other business combination involving our company or the replacement of our management or discourage a potential investor from making a tender offer for our Class A common stock, which, under certain circumstances, could reduce the market value of our Class A common stock.

An issuance of preferred stock, could dilute the voting power of the Class A common stockholders and adversely affect the market value of our Class A common stock.

The issuance of shares of preferred stock with voting rights may adversely affect the voting power of the holders of our other classes of voting stock either by diluting the voting power of our other classes of voting stock if they vote together as a single class, or by giving the holders of any such preferred stock the right to block an action on which they have a separate class vote even if the action were approved by the holders of our other classes of voting stock.

In addition, the issuance of shares of preferred stock with dividend or conversion rights, liquidation preferences or other economic terms favorable to the holders of preferred stock could adversely affect the market price for our Class A common stock by making an investment in the Class A common stock less attractive. For example, investors may not wish to purchase Class A common stock at a price above the conversion price of a series of convertible preferred stock because the holders of the preferred stock would effectively be entitled to purchase Class A common stock at the lower conversion price causing economic dilution to the holders of Class A common stock.

Increases in market interest rates may cause potential investors to seek higher returns and therefore reduce demand for our Class A common stock, which could result in a decline in the market price of our Class A common stock.

One of the factors that may influence the price of our Class A common stock is the return on our Class A common stock (i.e., the amount of distributions or price appreciation as a percentage of the price of our Class A common stock) relative to market interest rates. An increase in market interest rates may lead prospective purchasers of our Class A common stock to expect a return, which we may be unable or choose not to provide. Further, higher interest rates would likely increase our borrowing costs and potentially decrease the cash available for distribution. Thus, higher market interest rates could cause the market price of our Class A common stock to decline.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of any proceeds from this offering. We intend to use the net proceeds, if any, from the sale of our shares of Class A common stock pursuant to this offering to repay, refinance, redeem or repurchase our existing indebtedness (including expenses, accrued interest and premium, if any) and for general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our Class A common stock.

You may experience immediate and substantial dilution in the net tangible book value per share of Class A common stock you purchase.

The price per share of our Class A common stock being offered in this offering may be higher than the net tangible book value per share of our Class A common stock outstanding prior to this offering. The shares sold in this offering, if any, will be sold from time to time at various prices. After giving effect to the sale of 40,000,000 shares of our Class A common stock at an assumed offering price of $13.64 per share, representing the closing sales price of our Class A common stock on the NYSE on September 5, 2023, and after deducting commissions to the sales agents, and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2023 would have been approximately $(4,507.9) million or approximately $(22.73) per share. This represents an immediate increase in net tangible book value of approximately $2.68 per share to our existing stockholders and immediate dilution in as adjusted net tangible book value of approximately $(36.37) per share to purchasers of our Class A common stock in this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase Class A common stock in this offering.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of Class A common stock sold, if any, and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Distribution Agreement as a source of financing. We intend to use the net proceeds, if any, from the sale of our Class A common stock offered by this prospectus supplement to bolster our liquidity, to repay, refinance, redeem or repurchase our existing indebtedness (including expenses, accrued interest and premium, if any) and for general corporate purposes.

DILUTION

If you invest in our shares of Class A common stock, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share of Class A common stock and the adjusted net tangible book value per share of Class A common stock after the offering. Dilution results from the fact that the per share offering price is substantially in excess of the book value per share of Class A common stock attributable to the existing shareholders for our presently outstanding shares of Class A common stock. Our net tangible book value attributable to shareholders at June 30, 2023 was approximately $(5,039.9) million, or approximately $(31.83) per share of Class A common stock. Net tangible book value per share of Class A common stock as of June 30, 2023 represents the amount of our total tangible assets less total liabilities, divided by the number of our shares of Class A common stock outstanding.

After giving effect to the sale of our shares of Class A common stock in an amount equal to $532.0 million at an assumed offering price of $13.64 (which is the last reported sale price of our Class A common stock on the NYSE on September 5, 2023), and after deducting commissions to the sales agents, and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2023 would have been approximately $(4,507.9) million or $(22.73) per share of Class A common stock. These amounts, which give effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering but does not take into consideration any other changes in our net tangible book value after June 30, 2023, represent an immediate increase in net tangible book value of $2.68 per share of Class A common stock to our existing shareholders, and immediate dilution in net tangible book value of $(36.37) per share of Class A common stock to new investors purchasing shares of Class A common stock in this offering. We determine dilution by subtracting the as adjusted net tangible book value per share of Class A common stock after this offering from the price per share of Class A common stock paid by an investor in this offering. The following table illustrates this dilution.

Offering
Assumed public offering price per share of Class A common stock	$13.64
Net tangible book value per share of Class A common stock as of June 30, 2023	$(31.83)
Increase in net tangible book value per share of Class A common stock attributable to this offering	$2.68
As adjusted net tangible book value per share of Class A common stock after this offering	$(22.73)
Dilution per share of Class A common stock to new investors in this offering(1)	$(36.37)

(1)	Dilution is determined by subtracting adjusted net tangible book value per share after giving effect to this offering from the assumed public offering price per share paid by a new investor.

The table above assumes for illustrative purposes that an aggregate of 40,000,000 shares of Class A common stock are sold during the term of the offering with the sales agents, at a price of $13.64 per share, the last reported sale price of our Class A common stock on the NYSE on September 5, 2023 for net proceeds of $532.0 million. The shares of Class A common stock subject to the Distribution Agreement are being sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $13.64 per share reflected in the table above, assuming all of our shares of Class A common stock in the aggregate amount of $571.0 million during the term of the Distribution Agreement are sold at that increased price, would increase our adjusted net tangible book value per share after the offering to $(22.53) per share, and would increase the dilution in net tangible book value per share to new investors in this offering to $(37.17) per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $13.64 per share reflected in the table above, assuming all of our shares of Class A common stock in the amount of $493.0 million during the term of the Distribution Agreement are sold at that decreased price, would decrease our adjusted net tangible book value per share after the offering to $(22.92) per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $(35.56) per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

The table above is based on 158,356,898 shares of Class A common stock outstanding as of September 6, 2023 and does not include, as of that date 952,815 shares of our Class A common stock reserved for issuance in connection with future awards under our employee incentive plan.

Furthermore, we may choose to raise additional capital through the sale of equity or equity-linked securities due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent we issue additional shares of Class A common stock or other equity or equity-linked securities in the future, there may be further dilution to investors participating in this offering.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is summarized from and qualified in its entirety by reference to Delaware law, our Certificate of Incorporation and our bylaws, as amended, each of which has been publicly filed with the SEC. See the section entitled “Where You Can Find More Information; Incorporation of Documents by Reference”.

Our authorized capital stock consists of 550,000,000 shares of Class A common stock and 50,000,000 shares of preferred stock, par value $0.01 per share. As of September 6, 2023, there are 158,356,898 shares of Class A common stock issued and outstanding and no shares of preferred stock outstanding. We retired the Class B common stock authorized by our Certificate of Incorporation in connection with the conversion of the Class B common stock for our Class A common stock. Our Class A common stock is listed on the NYSE under the symbol “AMC”. The transfer agent and registrar for our Class A common stock is Computershare Trust Company, N.A (“Computershare”).

Voting Rights

Holders of Class A common stock are entitled to one vote per share. Our directors are elected by all of the Class A common stockholders voting together as a single class.

Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of our outstanding voting power. Except as otherwise required by the DGCL, our Certificate of Incorporation or voting rights granted to any subsequently issued preferred stock, the holders of outstanding shares of our Class A common stock and our preferred stock entitled to vote thereon, if any, vote as one class with respect to all matters to be voted on by our stockholders. Under the DGCL, amendments to our Certificate of Incorporation that would alter or change the powers, preferences or special rights of the Class A common stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class.

Conversion

The Class A common stock is not convertible into any other shares of our capital stock.

Dividends

Holders of Class A common stock share ratably (based on the number of shares of Class A common stock held) in any dividend declared by the AMC Board, subject to any preferential rights of any outstanding preferred stock.

Other Rights

Upon liquidation, dissolution or winding up, after payment in full of the amounts required to be paid to holders of preferred stock, if any, all holders of Class A common stock, regardless of class, will be entitled to share ratably in any assets available for distribution to holders of shares of Class A common stock. No shares of any class of Class A common stock are subject to redemption or have preemptive rights to purchase additional shares of Class A common stock.

Preferred Stock

AMC’s Certificate of Incorporation authorizes the AMC Board to issue from time to time up to an aggregate of 50,000,000 shares of preferred stock in one or more series without further stockholder approval. The AMC Board is authorized, without further stockholder approval, to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series.

Anti-Takeover Effects of Certain Provisions of, the Certificate of Incorporation, the Bylaws, and Delaware Law

Certain provisions of our Certificate of Incorporation and bylaws may be considered to have an anti-takeover effect and may delay or prevent a tender offer or other corporate transaction that a stockholder might consider to be in its best interest, including those transactions that might result in payment of a premium over the market price for our shares. These provisions are designed to discourage certain types of transactions that may involve an actual or threatened change of control of AMC without prior approval of the AMC Board. These provisions are meant to encourage persons interested in acquiring control of AMC to first consult with the AMC Board to negotiate terms of a potential business combination or offer. For example, the Certificate of Incorporation and bylaws:

•	provide for a classified board of directors, pursuant to which the AMC Board is divided into three classes whose members serve three-year staggered terms;

•	provide that the size of the AMC Board will be set by members of the AMC Board, and any vacancy on the AMC Board, including a vacancy resulting from an enlargement of the AMC Board, may be filled only by vote of a majority of the directors then in office;

•	do not permit stockholders to take action by written consent;

•	provide that, except as otherwise required by law, special meetings of stockholders can only be called by the AMC Board;

•	establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to the AMC Board;

•	limit consideration by stockholders at annual meetings to only those proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the AMC Board or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting;

•	authorize the issuance of “blank check” preferred stock that could be issued by the AMC Board to increase the number of outstanding shares or establish a stockholders rights plan making a takeover more difficult and expensive; and

•	do not permit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates.

The Certificate of Incorporation expressly states that we have elected not to be governed by Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the stockholder became an interested stockholder, subject to certain exceptions, including if, prior to such time, the board of such corporation approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder. “Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the “interested stockholder.” Subject to various exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts that are not approved by a company’s board. Although we have elected to opt out of the statute’s provisions, we could elect to be subject to Section 203 in the future.

Special Meeting of Stockholders

Special meetings of our stockholders may be called only by a majority of our directors.

No Actions by Written Consent

Stockholder action may not be taken by written consent in lieu of a meeting. Stockholder action can be taken only at an annual or special meeting of stockholders.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices, not less than 30 days nor more than 60 days prior to the first anniversary of the preceding year’s annual meeting; provided, that in the event that the date of such meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely must be so delivered not earlier than the close of business on the 60th day prior to such meeting and not later than the close of business on the later of the 30th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Authorized but Unissued Shares

The authorized but unissued shares of Class A common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Class A common stock and preferred stock could render more difficult or discourage an attempt to obtain control of AMC by means of a proxy contest, tender offer, merger or otherwise.

Amendments to Certificate of Incorporation or Bylaws

The Certificate of Incorporation provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend the Certificate of Incorporation. In addition, under the DGCL, an amendment to the Certificate of Incorporation that would alter or change the powers, preferences or special rights of the Class A common stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class. Subject to the bylaws, the AMC Board may from time to time make, amend, supplement or repeal the bylaws by vote of a majority of the AMC Board.

Registration Rights

Pursuant to the management stockholders agreement, dated as of August 30, 2012, as amended on December 17, 2013, by and among us and the stockholders party thereto, certain members of management have the right subject to various conditions and limitations, to include shares of our Class A common stock in registration statements relating to our Class A common stock.

Limitation of Liability and Indemnification of Directors and Officers

As permitted by the DGCL, we have adopted provisions in the Certificate of Incorporation that limit or eliminate the personal liability of our directors for monetary damages for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors and officers exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the person’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the person derived an improper personal benefit.

These limitations of liability do not generally affect the availability of equitable remedies such as injunctive relief or rescission.

As permitted by the DGCL, the Certificate of Incorporation and bylaws provide that:

•	we will indemnify our current and former directors and officers and anyone who is or was serving at our request as the director or officer of, or legal representative in, another entity, and may indemnify our current or former employees and other agents, to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•	we may purchase and maintain insurance on behalf of our current or former directors, officers, employees or agents against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such.

We currently maintain liability insurance for our directors and officers.

The Certificate of Incorporation requires us to advance expenses to our directors and officers in connection with a legal proceeding, subject to receiving an undertaking from such director or officer to repay advanced amounts if it is determined he or she is not entitled to indemnification. The bylaws provide that we may advance expenses to our employees and other agents, upon such terms and conditions, if any, as we deem appropriate.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material U.S. federal income tax consequences of the purchase, ownership and disposition of our Class A common stock. This discussion does not provide a complete analysis of all potential U.S. federal income tax considerations relating thereto. This description is based on the Internal Revenue Code of 1986, as amended (the “Code”) and existing and proposed U.S. Treasury regulations promulgated thereunder, administrative pronouncements, judicial decisions, and interpretations of the foregoing, all as of the date hereof and all of which are subject to change, possibly with retroactive effect.

This discussion is limited to non-U.S. holders (as defined below) who hold shares of our Class A common stock as capital assets within the meaning of Section 1221 of the Code (generally for investment).

Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income or any state, local or foreign tax laws or any U.S. federal tax laws other than U.S. federal income tax laws, nor does it discuss special tax provisions, which may apply to you if you are subject to special treatment under U.S. federal income tax laws, such as for:

•	certain financial institutions or financial services entities,

•	insurance companies,

•	tax-exempt entities,

•	tax-qualified retirement plans,

•	“qualified foreign pension funds” (and entities all of the interests of which are held by qualified foreign pension funds),

•	dealers in securities or currencies,

•	entities that are treated as partnerships or other pass-through entities for U.S. federal income tax purposes (and partners or beneficial owners therein),

•	foreign branches,

•	“controlled foreign corporations,”

•	“passive foreign investment companies,”

•	former U.S. citizens or long-term residents,

•	corporations that accumulate earnings to avoid U.S. federal income tax,

•	persons deemed to sell Class A common stock under the constructive sale provisions of the Code, and

•	persons that hold Class A common stock as part of a straddle, hedge, conversion transaction, or other integrated investment.

You are urged to consult your own tax advisor concerning the U.S. federal income tax consequences of purchasing, owning and disposing of our Class A common stock, as well as the application of any state, local, foreign income and other tax laws and tax treaties.

As used in this discussion, a “non-U.S. holder” is a beneficial owner of our Class A common stock (other than a partnership or any other entity treated as a pass-through entity for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

If a partnership or other entity or arrangement treated as a pass-through entity for U.S. federal income tax purposes is a beneficial owner of our Class A common stock, the tax treatment of a partner in the partnership or an owner of the other pass-through entity or arrangement generally will depend upon the status of the partner or owner and the activities of the partnership or other pass-through entity or arrangement. Any partnership, partner in such a partnership or owner of another pass-through entity or arrangement holding or shares of our Class A common stock should consult its own tax advisor as to the particular U.S. federal income tax consequences applicable to it.

INVESTORS CONSIDERING THE PURCHASE OF OUR CLASS A COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF OTHER FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS, AND APPLICABLE TAX TREATIES.

Distributions on Class A Common Stock

If we pay distributions on shares of our Class A common stock, such distributions should constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits should constitute a return of capital that is applied against and reduces, but not below zero, a non-U.S. holder’s adjusted tax basis in shares of our Class A common stock. Any remaining excess should be treated as gain realized on the sale or other disposition of our Class A common stock. See “Dispositions of Class A Common Stock.”

Subject to the discussion below regarding effectively connected income, any dividend paid to a non-U.S. holder on our Class A common stock should generally be subject to U.S. federal withholding tax at a 30% rate. The withholding tax might not apply, however, or might apply at a reduced rate, under the terms of an applicable income tax treaty. You are urged to consult your own tax advisor regarding your entitlement to benefits under a relevant income tax treaty. Generally, in order for us or our paying agent to withhold tax at a lower treaty rate, a non-U.S. holder must certify its entitlement to treaty benefits. A non-U.S. holder generally can meet this certification requirement by providing a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form or documentation), as applicable, to us or our paying agent. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the holder’s behalf, the holder should be required to provide appropriate documentation to the agent. Even if our current or accumulated earnings or profits are less than the amount of the distribution, the applicable withholding agent may elect to treat the entire distribution as a dividend for U.S. federal withholding tax purposes. A non-U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Dividends received by a non-U.S. holder that are effectively connected with a U.S. trade or business conducted by the non-U.S. holder and, if required by an applicable income tax treaty, are attributable to a permanent establishment (or, in certain cases involving individual holders, a fixed base) maintained by the non-U.S. holder in the United States, are generally not subject to such withholding tax. To obtain this exemption, a non-U.S. holder must provide us or the paying agent with a valid IRS Form W-8ECI properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax (provided certain certification and disclosure requirements are satisfied), are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition to the graduated tax described above, such effectively connected dividends received by corporate non-U.S. holders may also be subject to a branch profits tax at a rate of 30%, as adjusted for certain items, or such lower rate as may be specified by an applicable income tax treaty.

Dispositions of Class A Common Stock

Subject to the discussion below on backup withholding and other withholding taxes, gain realized by a non-U.S. holder on a sale, exchange or other disposition of our Class A common stock generally should not be subject to U.S. federal income or withholding tax, unless:

•	the gain (i) is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business and (ii) if required by an applicable income tax treaty, is attributable to a permanent establishment (or, in certain cases involving individual holders, a fixed base) maintained by the non-U.S. holder in the United States (in which case the special rules described below apply);

•	the non-U.S. holder is an individual who is present in the United States for 183 or more days in the taxable year of such disposition and certain other conditions are met (in which case the gain would be subject to a flat 30% tax, or such reduced rate as may be specified by an applicable income tax treaty, which may be offset by certain U.S. source capital losses, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses); or

•	we are, or become, a “United States real property holding corporation” (a “USRPHC”), for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition of our Class A common stock and the non-U.S. holder’s holding period for our Class A common stock.

Generally, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals 50% or more of the sum of the fair market value of (a) its worldwide real property interests and (b) its other assets used or held for use in a trade or business. The tax relating to dispositions of stock in a USRPHC does not apply to a non-U.S. holder whose holdings, actual and constructive, amount to 5% or less of our Class A common stock at all times during the applicable period, provided that our Class A common stock is regularly traded on an established securities market. No assurance can be provided that our Class A common stock will be regularly traded on an established securities market at all times for purposes of the rules described above. Although there can be no assurances in this regard, we believe we have not been and are not currently a USRPHC, and do not anticipate being a USRPHC in the future. You are urged to consult your own tax advisor about the consequences that could result if we are, or become, a USRPHC.

If any gain from the sale, exchange or other disposition of our Class A common stock, (1) is effectively connected with a U.S. trade or business conducted by a non-U.S. holder and (2) if required by an applicable income tax treaty, is attributable to a permanent establishment (or, in certain cases involving individuals, a fixed base) maintained by such non-U.S. holder in the United States, then the gain generally should be subject to U.S. federal income tax at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. If the non-U.S. holder is a corporation, under certain circumstances, that portion of its earnings and profits that is effectively connected with its U.S. trade or business, subject to certain adjustments, generally would also be subject to a “branch profits tax.” The branch profits tax rate is generally 30%, although an applicable income tax treaty might provide for a lower rate.

Backup Withholding and Information Reporting

Any distributions that are paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. Copies of these information returns also may be made available to the tax authorities of the country in which the non-U.S. holder resides under the provisions of various treaties or agreements for the exchange of information. Dividends paid on our Class A common stock and the gross proceeds from a taxable disposition of our Class A common stock may be subject to additional information reporting and may also be subject to U.S. federal backup withholding if such non-U.S. holder fails to comply with applicable U.S. information reporting and certification requirements. Provision of an IRS Form W-8 appropriate to the non-U.S. holder’s circumstances should generally satisfy the certification requirements necessary to avoid the additional information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts so withheld under the backup withholding rules should be refunded by the IRS or credited against the non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Other Withholding Taxes

Provisions commonly referred to as “FATCA” impose withholding (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30% on payments of U.S.-source dividends (including our dividends) paid to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. Withholding imposed by FATCA may also apply to gross proceeds from the sale or other disposition of domestic corporate stock (including our Class A common stock); although, under proposed U.S. Treasury regulations published on December 18, 2018, no withholding would apply to such gross proceeds. The preamble to the proposed regulations specifies that taxpayers (including withholding agents) are permitted to rely on the proposed regulations pending finalization. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our Class A common stock is held should affect the determination of whether such withholding is required. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally should be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return containing the required information (which may entail significant administrative burden). Non-U.S. holders are urged to consult their own tax advisors regarding the effects of FATCA on their investment in our Class A common stock.

THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR CLASS A COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS AND TREATIES.

PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement with Citigroup Global Markets Inc., Barclays Capital Inc., B. Riley Securities, Inc. and Goldman Sachs & Co. LLC, as our sales agents, under which we may offer and sell from time to time up to 40,000,000 shares of our Class A common stock. The sales agents may act as agents on our behalf or purchase shares of our Class A common stock as principals. If we sell Class A common stock to the sales agents as principals, we will enter into a separate terms agreement with the sales agents and we will describe the terms of the offering of those shares in a separate prospectus supplement or pricing supplement.

Sales, if any, of our shares of Class A common stock under the Distribution Agreement may be made in ordinary brokers’ transactions, to or through a market maker, on or through the NYSE or any other market venue where the securities may be traded, in the over-the-counter market, in privately negotiated transactions, in block trades, in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act or through a combination of any such methods of sale. The sales agents may also sell our shares of Class A common stock by any other method permitted by law.

The securities may be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Each time we wish to issue and sell shares of Class A common stock under the Distribution Agreement, we will notify the sales agents of the maximum number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the sales agents, unless the sales agents decline to accept the terms of the notice, the sales agents have agreed to use their commercially reasonable efforts consistent with their normal trading and sales practices to sell such shares of Class A common stock up to the amount specified on such terms. The obligations of the sales agents under the Distribution Agreement to sell our shares of Class A common stock is subject to a number of conditions that we must meet. We may instruct the sales agents not to sell any shares of Class A common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the sales agents, with respect to themselves only, may suspend the offering of our shares of Class A common stock by notifying the other party.

The sales agents will provide to us written confirmation following the close of trading on the NYSE each day on which shares of Class A common stock are sold under the Distribution Agreement. Each confirmation will include the number of shares of Class A common stock sold on such day, the aggregate gross sales proceeds, the net proceeds to the Company, and the compensation payable by us to the sales agents with respect to such sales. We will report at least quarterly the number of shares of Class A common stock sold through the sales agents under the Distribution Agreement, the net proceeds to us (before expenses) and the compensation paid by us to the sales agents in connection with the sales of the shares of Class A common stock.

We will pay the sales agents an aggregate compensation of 2.5% of the gross sales price per share of Class A common stock sold through the sales agents under the Distribution Agreement. At the sales agents’ election, such compensation shall either be (A) set forth and invoiced in periodic statements from the sales agents to the Company, with payment to be made by the Company promptly after its receipt thereof or (B) deducted by the sales agents from the payment of the gross sales proceeds to the Company. We have also agreed to reimburse the sales agents for certain of their expenses and disbursements of their counsel in an amount not to exceed $100,000, in addition to $25,000 per quarter thereafter for any quarter in which shares of Class A common stock are sold under the Distribution Agreement. The foregoing rate of compensation shall not apply when the sales agents act as principals.

Settlement of any sales of our shares of Class A common stock will occur on the second business day following the date on which such sales were made. Settlement for shares of our Class A common stock sold as contemplated in this prospectus supplement will be effected by free delivery through the facilities of The Depository Trust Company or to the sales agents’ accounts in return for payments in same day funds delivered to the account designated by us. If we or our transfer agent (if applicable) shall default on our obligation to deliver the shares of Class A common stock on any settlement date, we shall (A) indemnify and hold the sales agents harmless against any loss, claim or damage arising from or as a result of such default and (B) pay the sales agents any commission to which they would otherwise be entitled absent such default.

The offering of our shares of Class A common stock pursuant to the Distribution Agreement will terminate upon the earlier of (i) the sale of all of our shares of Class A common stock subject to the Distribution Agreement or (ii) termination of the Distribution Agreement by us or by the sales agents as provided therein.

In connection with the sale of the shares of Class A common stock on our behalf, the sales agents will each be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agents will be deemed to be underwriting commissions or discounts.

We have agreed to provide indemnification and contribution to the sales agents against certain liabilities, including civil liabilities under the Securities Act.

If we or any of the managers have reason to believe that our Class A common stock is no longer an “actively-traded security” as defined under Rule 101(c)(l) of Regulation M under the Exchange Act, that party will promptly notify the others and sales of our shares of Class A common stock pursuant to the Distribution Agreement or any terms agreement will be suspended until Rule 101(c)(1) or another exemptive provision has been satisfied in the judgement of each party.

The sales agents and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. The sales agents and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the sales agents and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The sales agents and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS

The validity of the shares of Class A common stock being offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York. Certain legal matters in connection with the offering of shares of Class A common stock will be passed upon for the sales agents by Latham & Watkins LLP.

EXPERTS

The consolidated financial statements of AMC Entertainment Holdings, Inc. incorporated by reference in AMC Entertainment Holdings, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of AMC Entertainment Holdings, Inc.’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young, LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon such reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
AMC Entertainment Holdings, Inc.
Common Stock
Preferred Stock
Subscription Rights
Depositary Shares
Warrants
Units
We may offer and sell, from time to time in one or more offerings, shares of our Class A common stock, par value $0.01 (the “common stock”), preferred stock, subscription rights, depositary shares, warrants and units, in amounts, at prices and on terms determined at the time of offering. This prospectus describes some of the general terms of these securities and the general matter in which these securities will be offered. Each time securities are offered pursuant to this prospectus, we will file a prospectus supplement and attach it to this prospectus. We also may provide investors with a free writing prospectus. The prospectus supplement or any free writing prospectus will contain more specific information about the offering and, if applicable, prices and terms of the securities. Such supplements or free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement or free writing prospectus, as well as the documents incorporated by reference herein or therein, before you invest in any of our securities.
In addition, the selling stockholders to be named in a supplement to this prospectus may from time to time offer or sell one or more of the securities registered herein. To the extent that any selling stockholders resell any securities, the selling stockholders may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling stockholders and the amount and terms of the securities being offered. We will not receive any proceeds from the sale of securities by the selling stockholders.
This prospectus may not be used to offer and sell shares of our securities unless accompanied by a prospectus supplement or a free writing prospectus.
The securities may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices and varying prices determined at the times of sale or negotiated prices. The securities offered by this prospectus and the accompanying prospectus supplement or free writing prospectus may be offered by us or the selling stockholders directly to investors or to or through underwriters, dealers or other agents. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “AMC.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in this prospectus, in our periodic reports, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the Securities and Exchange Commission (“SEC”). See the sections entitled “Risk Factors” below on page 8, in our other filings with the Securities and Exchange Commission and in the applicable prospectus supplement, if any.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 4, 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the automatic shelf registration process, we or the selling stockholders to be named in a prospectus supplement or free writing prospectus may offer and sell, from time to time, in one or more offerings, the securities described in this prospectus. This prospectus provides you with a general description of our securities that we may offer. To the extent required by applicable law, each time we or the selling stockholders sell securities, we will provide you with this prospectus and, to the extent required, a prospectus supplement that will contain more information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you), if any, may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement, if any, and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find Additional Information; Incorporation of Documents by Reference” before buying any of the shares of our securities being offered. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information provided in the prospectus supplement or free writing prospectus, as applicable.
You should rely only on the information contained in this prospectus, and any accompanying prospectus supplement, including the information incorporated by reference herein as described under “Where You Can Find More Information; Incorporation of Documents by Reference”, and any free writing prospectus that we prepare and distribute.
Neither we nor the selling stockholders or any of our their respective affiliates have authorized anyone to provide you with information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus related hereto that we may authorize to be delivered to you. If given or made, any such other information or representation should not be relied upon as having been authorized by us or any selling stockholders. We and the selling stockholders may only offer to sell, and seek offers to buy any securities in jurisdictions where offers and sales are permitted.
This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.
You should assume that the information in this prospectus, any accompanying prospectus supplement or any other offering materials is only accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless otherwise indicated. Our business, financial condition, results of operations and prospects may have changed since such date.
Unless we state otherwise, references to “we,” “us,” “our,” the “Company” or “AMC” refer to AMC Entertainment Holdings, Inc. and its consolidated subsidiaries.
THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SHARES OF OUR SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT OR A FREE WRITING PROSPECTUS.

WHERE YOU CAN FIND MORE INFORMATION;
INCORPORATION OF DOCUMENTS BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us and other issuers that file electronically with the SEC, at http://www.sec.gov. Our SEC filings are also available free of charge at our website (www.amctheatres.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on our website is not, and should not be deemed to be, a part of, or incorporated by reference into this prospectus.
The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC (excluding any documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•
our annual report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 01, 2022 (the “Annual Report”);

•
our quarterly reports on Form 10-Q for the quarterly period ended March 31, 2022 filed with the SEC on May 9, 2022 and for the quarterly period ended June 30, 2022, filed with the SEC on August 4, 2022 (the “Quarterly Reports”);

•
our Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2022 (but only to the extent incorporated by reference in Part III of our annual report on Form 10-K for the year ended December 31, 2021);

•
our current reports on Form 8-K filed with the SEC on February 03, 2022, February 07, 2022, February 14, 2022, March 1, 2022 (the first and second 8-K filings on such date), June 17, 2022, July 01, 2022 and August 4, 2022 (the first 8-K filing on such date) (the “Current Reports”); and

•
the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 17, 2013, pursuant to the Exchange Act, and any amendment or report filed for the purpose of further updating such description.

We incorporate by reference any filings made by us with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.
This prospectus and any accompanying prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any accompanying prospectus supplement or free writing prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s website, as provided above.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:
AMC Entertainment Holdings, Inc.
One AMC Way
11500 Ash Street
Leawood, Kansas 66211
(913) 213-2000

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements made in this prospectus, the documents that are incorporated by reference in this prospectus and other written or oral statements made by or on behalf of AMC may constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “forecast,” “estimate,” “project,” “intend,” “plan,” “expect,” “should,” “believe” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions and speak only as of the date on which it is made. Examples of forward-looking statements include statements we make regarding the impact of COVID-19, future attendance levels and our liquidity. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including those discussed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following:
•
the risks and uncertainties relating to the sufficiency of our existing cash and cash equivalents and available borrowing capacity to comply with minimum liquidity and financial requirements under our debt covenants related to borrowings pursuant to our senior secured revolving credit facility and Odeon term loan facility, fund operations, and satisfy obligations including cash outflows for deferred rent and planned capital expenditures currently and through the next twelve months. In order to achieve net positive operating cash flows and long-term profitability, the Company will need to continue to increase attendance levels significantly compared to aggregate 2021 and the combined first and second quarter of 2022. Domestic industry box office grosses increased significantly to approximately $3.7 billion during the first six months of 2022, compared to the first six months of 2021 of $1.1 billion, and were approximately 66% of domestic box office grosses of $5.6 billion during the first six months of 2019. The Company believes the anticipated volume of titles available for theatrical release and the anticipated broad appeal of many of those titles will support increased attendance levels. The Company’s business is seasonal, with higher attendance and revenues generally occurring during the summer months and holiday seasons. However, there remain significant risks that may negatively impact attendance levels, including a resurgence of COVID-19 related restrictions, potential movie-goer reluctance to attend theatres due to concerns about COVID-19 variant strains, movie studios release schedules and direct to streaming or other changing movie studio practices and consumer behavior. If we are unable to achieve significantly increased levels of attendance and operating revenues, we may be required to obtain additional liquidity. If such additional liquidity were not realized or insufficient, we likely would seek an in-court or out-of-court restructuring of our liabilities, and in the event of such future liquidation or bankruptcy proceeding, holders of our common stock and other securities would likely suffer a total loss of their investment;

•
the impact of COVID-19 variant strains on us, the motion picture exhibition industry, and the economy in general, including our response to COVID-19 variant strains and suspension of operations at our theatres, personnel reductions and other cost-cutting measures and measures to maintain necessary liquidity and increases in expenses relating to precautionary measures at our facilities to protect the health and well-being of our customers and employees;

•
risks and uncertainties relating to our significant indebtedness, including our borrowings and our ability to meet our financial maintenance and other covenants;

•
shrinking exclusive theatrical release windows or release of movies to theatrical exhibition and streaming platforms on the same date, and the theatrical release of fewer movies;

•
increased use of alternative film delivery methods including premium video on demand or other forms of entertainment;

•
intense competition in the geographic areas in which we operate among exhibitors or from other forms of entertainment;

•
certain covenants in the agreements that govern our indebtedness may limit our ability to take advantage of certain business opportunities and limit or restrict our ability to pay dividends, pre-pay debt, and also to refinance debt and to do so at favorable terms;

•
risks relating to impairment losses, including with respect to goodwill and other intangibles, and theatre and other closure charges, and the fair value of the investment in Hycroft common shares and warrants;

•
risks relating to motion picture production and performance;

•
our lack of control over distributors of films;

•
general and international economic, political, regulatory, social and financial market conditions, inflation, and other risks;

•
limitations on the availability of capital or poor financial results may prevent us from deploying strategic initiatives;

•
an issuance of preferred stock, including the AMC Preferred Equity Units, could dilute the voting power of the common stockholders and adversely affect the market value of our common stock and AMC Preferred Equity Units;

•
limitations on the authorized number of common stock shares prevents us from raising additional capital through common stock issuances;

•
our ability to achieve expected synergies, benefits and performance from our strategic initiatives;

•
our ability to refinance our indebtedness on terms favorable to us or at all;

•
our ability to optimize our theatre circuit through new construction, the transformation of our existing theatres, and strategically closing underperforming theatres may be subject to delay and unanticipated costs;

•
failures, unavailability or security breaches of our information systems;

•
our ability to utilize interest expense deductions may be limited annually due to Section 163(j) of the Tax Cuts and Jobs Act of 2017;

•
our ability to recognize interest deduction carryforwards, net operating loss carryforwards and other tax attributes to reduce our future tax liability;

•
our ability to recognize certain international deferred tax assets which currently do not have a valuation allowance recorded;

•
impact of the elimination of the calculation of USD LIBOR rates on our contracts indexed to USD LIBOR;

•
review by antitrust authorities in connection with acquisition opportunities;

•
risks relating to the incurrence of legal liability, including costs associated with the ongoing securities class action lawsuits;

•
dependence on key personnel for current and future performance and our ability to attract and retain senior executives and other key personnel, including in connection with any future acquisitions;

•
increased costs in order to comply or resulting from a failure to comply with governmental regulation, including the General Data Protection Regulation (“GDPR”), the California Consumer Privacy Act (“CCPA”) and pending future domestic privacy laws and regulations;

•
supply chain disruptions may negatively impact our operating results;

•
the dilution caused by recent and potential future sales of our common stock and AMC Preferred Equity Units could adversely affect the market price of the common stock and AMC Preferred Equity Units;

•
the market price and trading volume of our shares of common stock has been and may continue to be volatile and such volatility may also apply to our AMC Preferred Equity Units, and purchasers of our securities could incur substantial losses;

•
future offerings of debt, which would be senior to our common stock and AMC Preferred Equity Units for purposes of distributions or upon liquidation, could adversely affect the market price of our common stock and AMC Preferred Equity Units;

•
the potential for political, social, or economic unrest, terrorism, hostilities, cyber-attacks or war, including the conflict between Russia and Ukraine and that Sweden and Finland (countries where we operate approximately 100 theatres) completed accession talks at NATO headquarters in Brussels on July 4, 2022 and NATO ambassadors signed the accession protocols on July 5, 2022, which could cause a deterioration in the relationship each country has with Russia, and the potential impact of financial and economic sanctions on the regional and global economy, or widespread health emergencies, such as COVID-19 or other pandemics or epidemics, causing people to avoid our theatres or other public places where large crowds are in attendance;

•
anti-takeover protections in our amended and restated certificate of incorporation and our amended and restated bylaws may discourage or prevent a takeover of our Company, even if an acquisition would be beneficial to our stockholders; and

•
other risks referenced from time to time in filings with the SEC.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but not exhaustive. In addition, new risks and uncertainties may arise from time to time. Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty and we caution accordingly against relying on forward-looking statements.
Consider these factors carefully in evaluating the forward-looking statements. For further information about these and other risks and uncertainties as well as strategic initiatives, see “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent reports filed by us with the SEC, including on Form 8-K.
All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included herein are made only as of the date hereof, and we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

THE COMPANY
We are the world’s largest theatrical exhibition company and an industry leader in innovation and operational excellence. Over the course of our nearly 100-year history, we have pioneered many of the theatrical exhibition industry’s most important innovations. We introduced Multiplex theatres in the 1960s and the North American stadium-seated Megaplex theatre format in the 1990s. Most recently, we continued to innovate and evolve the movie-going experience with the deployment of our theatre renovations featuring plush, powered recliner seating and the launch of our U.S. subscription loyalty tier, AMC Stubs® A-List. Our growth has been driven by a combination of organic growth through reinvestment in our existing assets and through the acquisition of some of the most respected companies in the theatrical exhibition industry.
We were incorporated under the laws of the state of Delaware on June 6, 2007. We maintain our principal executive offices at One AMC Way, 11500 Ash Street, Leawood, Kansas 66211 and our telephone number is (913) 213-2000. Our corporate website address is www.amctheatres.com. Our website and the information contained on, or that can be accessed through, the website is not incorporated by reference in, and is not part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our securities.

RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risk factors set forth below and the risk factors described under the heading “Risk Factors” in our Annual Report and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which is incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement relating to a specific offering or resale. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. For more information, see the section entitled “Where You Can Find More Information; Incorporation of Documents by Reference” in this prospectus. These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. You could lose all or part of your investment. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.

USE OF PROCEEDS
Except as otherwise provided in a prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include the repayment, refinancing, redemption or repurchase of existing indebtedness or capital stock, working capital, capital expenditures and other investments. We will not receive any proceeds from any sale of our securities by any selling stockholders. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to that offering.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is summarized from and qualified in its entirety by reference to Delaware law, our amended and restated certificate of incorporation (the “certificate of incorporation”) and our amended and restated bylaws (the “bylaws”), each of which has been publicly filed with the SEC. See the section entitled “Where You Can Find More Information; Incorporation of Documents by Reference”.
Our authorized capital stock consists of 524,173,073 shares of common stock and 50,000,000 shares of preferred stock, par value $0.01 per share. As of August 4, 2022, there were 516,820,595 shares of common stock outstanding and no shares of preferred stock outstanding. We retired the Class B common stock authorized by our certificate of incorporation in connection with the conversion of the Class B common stock for our Class A common stock. Our common stock is listed on the NYSE under the symbol “AMC”. The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Voting Rights
Holders of common stock are entitled to one vote per share. Our directors are elected by all of the common stockholders voting together as a single class.
Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of our outstanding voting power. Except as otherwise required by the Delaware General Corporation Law (the “DGCL”), our certificate of incorporation or voting rights granted to any subsequently issued preferred stock, the holders of outstanding shares of our common stock and our preferred stock entitled to vote thereon, if any, vote as one class with respect to all matters to be voted on by our stockholders. Under the DGCL, amendments to our certificate of incorporation that would alter or change the powers, preferences or special rights of the common stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class.
Conversion
The common stock is not convertible into any other shares of our capital stock.
No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.
Dividends
Holders of common stock share ratably (based on the number of shares of common stock held) in any dividend declared by the AMC Board, subject to any preferential rights of any outstanding preferred stock.
Other Rights
Upon liquidation, dissolution or winding up, after payment in full of the amounts required to be paid to holders of preferred stock, if any, all holders of common stock, regardless of class, will be entitled to share ratably in any assets available for distribution to holders of shares of common stock. No shares of any class of common stock are subject to redemption or have preemptive rights to purchase additional shares of common stock.
Preferred Stock
AMC’s certificate of incorporation authorizes the AMC Board to issue from time to time up to an aggregate of 50,000,000 shares of preferred stock in one or more series without further stockholder approval. The AMC Board is authorized, without further stockholder approval, to establish one or more series of preferred stock and to determine, with respect to each such series, the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series. On August 4, 2022, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware designating 10,000,000 shares of the Company’s authorized preferred stock as Series A Convertible Participating Preferred Stock, par value $0.01 (the “Series A Preferred Stock”) with the preferences, limitations, voting powers and relative rights as set forth in the Certificate of Designations. A copy of the Certificate of Designations, which became effective upon filing on August 4, 2022, is filed as Exhibit 3.1 to the Current Report on Form 8-K filed on August 4, 2022, and is incorporated by reference herein. Particular terms of any Series A Preferred Stock we offer will be described in the prospectus supplement relating to such offering. The issuance of our preferred stock, including the Series A Preferred Stock, could have the effect of decreasing the trading price of our common stock, restricting dividends on our capital stock, diluting the voting power of our common stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of our Company.
Anti-Takeover Effects of Certain Provisions of Delaware Law, the Certificate of Incorporation and the Bylaws
Certain provisions of our certificate of incorporation and bylaws may be considered to have an anti-takeover effect and may delay or prevent a tender offer or other corporate transaction that a stockholder might consider to be in its best interest, including those transactions that might result in payment of a premium over the market price for our shares. These provisions are designed to discourage certain types of transactions that may involve an actual or threatened change of control of AMC without prior approval of the AMC Board. These provisions are meant to encourage persons interested in acquiring control of AMC to first consult with the AMC Board to negotiate terms of a potential business combination or offer. For example, the certificate of incorporation and bylaws:
•
provide for a classified board of directors, pursuant to which the AMC Board is divided into three classes whose members serve three-year staggered terms;

•
provide that the size of the AMC Board will be set by members of the AMC Board, and any vacancy on the AMC Board, including a vacancy resulting from an enlargement of the AMC Board, may be filled only by vote of a majority of the directors then in office;

•
do not permit stockholders to take action by written consent;

•
provide that, except as otherwise required by law, special meetings of stockholders can only be called by the AMC Board;

•
establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to the AMC Board;

•
limit consideration by stockholders at annual meetings to only those proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the AMC Board or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting;

•
authorize the issuance of “blank check” preferred stock that could be issued by the AMC Board to increase the number of outstanding shares or establish a stockholders rights plan making a takeover more difficult and expensive; and

•
do not permit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates.

The certificate of incorporation expressly states that we have elected not to be governed by Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the stockholder became an interested stockholder, subject to certain exceptions, including if, prior to such time, the board of such corporation approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder. “Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the “interested stockholder.” Subject to various exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts that are not approved by a company’s board. Although we have elected to opt out of the statute’s provisions, we could elect to be subject to Section 203 in the future.
The bylaws state that unless AMC consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of AMC, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of AMC to AMC or AMC’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the certificate of incorporation or bylaws, or (iv) any action asserting a claim against AMC governed by the internal affairs doctrine; provided, however, that this provision of the bylaws does not apply to any actions arising under the Securities Act or the Exchange Act.
Special Meeting of Stockholders
Special meetings of our stockholders may be called only by a majority of our directors.
No Actions by Written Consent
Stockholder action can be taken only at an annual or special meeting of stockholders.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
The bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices, not less than 30 days nor more than 60 days prior to the first anniversary of the preceding year’s annual meeting; provided, that in the event that the date of such meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely must be so delivered not earlier than the close of business on the 60th day prior to such meeting and not later than the close of business on the later of the 30th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.
Authorized but Unissued Shares
The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of AMC by means of a proxy contest, tender offer, merger or otherwise.
Amendments to Certificate of Incorporation or Bylaws
The certificate of incorporation provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend the certificate of incorporation. In addition, under the DGCL, an amendment to the certificate of incorporation that would alter or change the powers, preferences or special rights of the common stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class. Subject to the bylaws, the AMC Board may from time to time make, amend, supplement or repeal the bylaws by vote of a majority of the AMC Board.

Registration Rights
Pursuant to a registration rights agreement dated December 23, 2013, we have agreed, subject to certain conditions, to use our best efforts to effect registered offerings upon request from Wanda and have granted incidental or “piggyback” registration rights with respect to our common stock held by Wanda. These registration rights of our stockholders could impair the prevailing market price and impair our ability to raise capital by depressing the price at which we could sell our common stock.
Limitation of Liability and Indemnification of Directors and Officers
As permitted by the DGCL, we have adopted provisions in the certificate of incorporation that limit or eliminate the personal liability of our directors and officers for monetary damages for a breach of their fiduciary duty of care as a director or officer. The duty of care generally requires that, when acting on behalf of the corporation, directors and officers exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director or officer will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for:
•
any breach of the person’s duty of loyalty to us or our stockholders;

•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•
any transaction from which the person derived an improper personal benefit.

These limitations of liability do not generally affect the availability of equitable remedies such as injunctive relief or rescission.
As permitted by the DGCL, the certificate of incorporation and bylaws provide that:
•
we will indemnify our current and former directors and officers and anyone who is or was serving at our request as the director or officer of, or legal representative in, another entity, and may indemnify our current or former employees and other agents, to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•
we may purchase and maintain insurance on behalf of our current or former directors, officers, employees or agents against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such.

We currently maintain liability insurance for our directors and officers.
The certificate of incorporation requires us to advance expenses to our directors and officers in connection with a legal proceeding, subject to receiving an undertaking from such director or officer to repay advanced amounts if it is determined he or she is not entitled to indemnification. The bylaws provide that we may advance expenses to our employees and other agents, upon such terms and conditions, if any, as we deems appropriate.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights.
We may issue subscription rights to purchase our equity or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:
•
the price, if any, for the subscription rights;

•
the exercise price payable for our equity or debt securities upon the exercise of the subscription rights;

•
the number of subscription rights issued to each stockholder;

•
the amount of our equity or debt securities that may be purchased per each subscription right;

•
the extent to which the subscription rights are transferable;

•
any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•
the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•
the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•
if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF DEPOSITARY SHARES
The following briefly summarizes the provisions of the depositary shares and depository receipts that we may issue from time to time and which would be important to holders of depositary shares and depository receipts, other than pricing and related terms, which will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the depositary shares or depository receipts being offered and provide any additional provisions applicable to the depositary shares or depository receipts being offered. The following description and any description in a prospectus supplement may not be complete and are subject to, and qualified in their entirety by reference to the terms and provisions of the form of deposit agreement filed as an exhibit to the registration statement which contains this prospectus.
Depositary Shares
We may offer depositary shares evidenced by depository receipts. Each depositary share represents a fraction or a multiple of a share of a particular series of preferred stock that we issue and deposit with a depository. The fraction or the multiple of a share of preferred stock, which each depositary share represents, will be set forth in the applicable prospectus supplement.
We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company, which we will select as its preferred stock depository. We will name the depository in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. These rights include any applicable dividend, voting, redemption, conversion and liquidation rights. The depository will send the holders of depositary shares all reports and communications that we deliver to the depository and which we are required to furnish to the holders of depositary shares.
Depository Receipts
The depositary shares will be evidenced by depository receipts issued pursuant to the depositary agreement. Depository receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of debt or equity securities described in this prospectus. Warrants may be issued independently or together with any offered securities and may be attached to or separate from such securities. Each series of warrants will be issued under one or more warrant agreements we will enter into with a warrant agent specified in the agreement. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with an offering of our warrants.
A prospectus supplement relating to any series of warrants being offered will include specific terms relating to the offering. They will include, where applicable:
•
the title of the warrants;

•
the aggregate number of warrants;

•
the price or prices at which the warrants will be issued;

•
the currencies in which the price or prices of the warrants may be payable;

•
the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•
the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of warrants issued with the security;

•
if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•
the price or prices at which, and currency or currencies in which, the offered securities purchasable upon exercise of the warrants may be purchased;

•
the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•
the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•
the terms of any rights to redeem or call the warrants;

•
any minimum or maximum amount of warrants that may be exercised at any one time;

•
information with respect to book-entry procedures, if any;

•
any listing of warrants on any securities exchange;

•
if appropriate, a discussion of U.S. federal income tax consequences; and

•
any other material term of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, depositary shares, subscription rights and warrants or any combination of such securities.
The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:
•
the terms of the units and of any of the common stock, preferred stock, depositary shares, subscription rights and comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•
a description of the terms of any unit agreement governing the units;

•
a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•
whether the units will be issued in fully registered or global form.

SELLING STOCKHOLDERS
Information regarding the identities of any selling stockholders, any material relationships the selling stockholders have had within the past three years with the Company, the beneficial ownership of our common stock by the selling stockholders, the number of securities to be offered by the selling stockholders and the percentage to be owned by the selling stockholders after completion of the applicable offering will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

PLAN OF DISTRIBUTION
We or the selling stockholders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•
directly to one or more purchasers;

•
through one or more agents, including in an “at the market” offering within the meaning of Rule 415(a)(4) under the Securities Act;

•
to or through underwriters, brokers or dealers; or

•
through a combination of any of these methods of sale.

In addition, the manner in which we or the selling stockholders may sell some or all of the securities covered by this prospectus includes any method permitted by law, including, without limitation, through:
•
“at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange of otherwise;

•
block trades in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•
purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•
ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•
privately negotiated transactions.

We or the selling stockholders may also enter into hedging transactions. For example, we and the selling stockholders may:
•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the securities pursuant to this prospectus, in which case such broker-dealer or affiliate may use securities received from us or selling stockholders to close out its short positions;

•
sell securities short and re-deliver such securities to close out the short positions;

•
enter into options or other types of transactions that require us or the selling stockholders to deliver securities to a broker-dealer or an affiliate thereof, who will then resell or transfer the securities under this prospectus; or

•
loan or pledge the securities to a broker-dealer or an affiliate thereof, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus.

The securities covered by this prospectus may be sold:
•
on a national securities exchange if listed thereunder;

•
in the over-the-counter market; or

•
in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

In addition, we or the selling stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or the selling stockholders or others to settle such sales and may use securities received from us or selling stockholders to close out any related short positions. We or the selling stockholders may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be. The third party in such sale transactions may be an underwriter and will be named in the applicable prospectus supplement (or a post effective amendment) to the extent required.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:
•
the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•
the public offering price or purchase price of the securities and the net proceeds to be received by us or the selling stockholders from the sale;

•
any delayed delivery arrangements;

•
the method of distribution;

•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us and the selling stockholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to the prevailing market prices; or

•
at negotiated prices.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.
Direct sales to investors or our stockholders may be accomplished through subscription offerings or through stockholder subscription rights distributed to stockholders. In connection with subscription offerings or the distribution of stockholder subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through stockholder subscription rights, the stockholder subscription rights will be distributed as a dividend to the stockholders for which they will pay no separate consideration. The prospectus supplement with respect to the offer of securities under stockholder purchase rights will set forth the relevant terms of the stockholder subscription rights, including:
•
whether common stock, preferred stock, depositary shares or warrants for those securities will be offered under the stockholder subscription rights;

•
the number of those securities or warrants that will be offered under the stockholder subscription rights;

•
the period during which and the price at which the stockholder subscription rights will be exercisable;

•
the number of stockholder subscription rights then outstanding;

•
any provisions for changes to or adjustments in the exercise price of the stockholder subscription rights; and

•
any other material terms of the stockholder subscription rights.

LEGAL MATTERS
The validity of the securities being offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of AMC Entertainment Holdings, Inc. and subsidiaries appearing in AMC Entertainment Holdings, Inc. and subsidiaries’ Annual Report (Form 10-K) for the year ended December 31, 2021, and the effectiveness of AMC Entertainment Holdings, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2021 have been audited by Ernst & Young, LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon such reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of AMC Entertainment Holdings, Inc. and subsidiaries for the year ended December 31, 2019 have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. AMC Entertainment Holdings, Inc. has agreed to indemnify and hold KPMG LLP harmless against and from any and all legal costs and expenses incurred by KPMG LLP in successful defense of any legal action or proceeding that arises as a result of KPMG LLP’s consent to the incorporation by reference of its audit report on the Company’s past financial statements incorporated by reference in this registration statement.

Up to 40,000,000 Shares

Class A Common Stock

PROSPECTUS SUPPLEMENT

Citigroup	Barclays	B. Riley Securities	Goldman Sachs & Co. LLC

September 6, 2023